EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 333-79867 of Nevada Gold & Casinos, Inc. on Form S-8 of our report dated
June 14, 2002, appearing in the Annual Report on Form 10-KSB of Nevada Gold & Casinos, Inc. for the year ended March 31, 2002.

/S/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
June 28, 2002